                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 23, 2001
               -------------------------------------------------
               (Date of Report: Date of earliest event reported)


                       DIATECT INTERNATIONAL CORPORATION

            (Exact name of registrant as specified in its charter)


      California                   0-10147              95-355578
---------------------------- -----------------------  --------------------
(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



               1134 North Orchard, Suite 206, Boise, Idaho 83706
              --------------------------------------------------
                    (Address of principal executive office)



Registrant's telephone number, including area code: (208) 342-2273
                                                    --------------

                        ITEM 5. OTHER INFORMATION

In December 2000, we signed and ratified an acquisition agreement with International Technologies and Minerals, Inc. (ITM). In exchange for 6,000,000 shares of our common stock, we were to receive a corporate bond having a face value of $5,000,000 and all issued and outstanding stock of ITM. The corporate bond was to be capable of collateralizing a commercial business loan in the amount of $2,500,000. The common stock was placed in escrow pending the collateralization of the loan.

Since signing the agreement, we have sought delivery of the collateralized bond without any success. Accordingly, on August 23, 2001, our board of directors determined to rescind and terminate the agreement, and cancel the escrowed stock.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         DIATECT INTERNATIONAL CORPORATION



Date: September 6, 2001                  /s/ George H. Henderson, President